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                                                                    EXHIBIT 4.13


                           CONSENT TO ASSIGNMENT OF
                               LICENSE AGREEMENT
                               -----------------


          THIS CONSENT TO ASSIGNMENT OF LICENSE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "CONSENT") is made as of August 20, 1997, by CASINO AMERICA, INC., a Delaware corporation (the "CONTRACTING PARTY"), whose address is 711 Washington Loop, Biloxi, Mississippi 39350, for the benefit of IBJ SCHRODER BANK AND TRUST COMPANY, a New York banking corporation, as trustee (the "TRUSTEE") for the benefit of itself and the holders of the Notes (as defined below), whose address is One State Street, New York, New York 10004.


                                   RECITALS
                                   --------

     A.   NOTES.  Pursuant to that certain Indenture dated as of the date hereof
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(as amended, supplemented or otherwise modified from time to time, the
"INDENTURE"), among Isle of Capri Black Hawk L.L.C., a Colorado limited liability company (the "COMPANY"), Isle of Capri Black Hawk Capital Corp., a Colorado corporation ("CAPITAL CORP" and, together with the Company, the "ISSUERS"), as co-issuers, and the Trustee, the Issuers shall issue $75,000,000 principal amount of its 13% First Mortgage Notes due 2004 With Contingent Interest (the "ORIGINAL NOTES," and together with any other notes issued in exchange therefor, the "NOTES"), to finance the design, construction and operation of the Isle Black Hawk. All defined terms used herein and not otherwise defined, shall have the meanings set forth in the Indenture.

     B.   PURPOSE.  The Contracting Party and the Company are parties to that
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certain License Agreement dated as of July 29, 1997 (as further amended, supplemented or otherwise modified from time to time, the "CONTRACT"), relating to the licensing of certain trademarks in the operation of the Isle-Black Hawk. In order to induce the holders of the Notes to enter into the transactions contemplated by the Indenture, the Company has executed a Collateral Assignment collaterally assigning all of the Company's right, title and interest in and to, among other things, the Contract (the "COLLATERAL ASSIGNMENT"), dated of even date with the Indenture, in favor of the Trustee, in order to secure the obligations of the Company under, among other documents, the Notes, the Indenture and the Collateral Documents (collectively, the "OBLIGATIONS"), and the Contracting Party consents to such assignment.


                                    CONSENT
                                    -------

          NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Contracting Party agrees as follows:

          1.   CONSENT TO ASSIGNMENT.  Pursuant to the Contract, the Contracting
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Party has agreed to license certain Marks (as defined in the Contract) in connection with Isle-Black Hawk. The Contracting Party hereby consents to the assignment of the Contract by the Company to the Trustee as provided in the Collateral Assignment and this Consent.
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          2.   THE COMPANY'S DEFAULT UNDER CONTRACT.  If the Company defaults
               ------------------------------------
under the Contract, before exercising any remedy, the Contracting Party shall deliver to the Trustee at its address set forth above, by registered or certified mail, postage prepaid, return receipt requested, written notice of such default, specifying the nature of the default and the steps necessary to cure the same, and clearly marked as a notice of default pursuant to Paragraph 2 of this Agreement. If the Company fails to cure the default within the time permitted under the Contract, then the Trustee shall have an additional thirty
(30) days after the expiration of the time permitted under the Contract (but in no event less than an additional thirty (30) days after the receipt by the Trustee of said notice from the Contracting Party) within which the Trustee shall have the right, but not the obligation, to cure such default, except where permitting such additional 30 day cure period could reasonably be expected to result in diminuation in value of the Marks. The Contracting Party's delivery of such a notice of default to the Trustee and the failure to cure the same within the said additional period shall be conditions precedent to the exercise of any right or remedy of the Contracting Party arising by reason of such default, except that Contracting Party shall not be required to continue performance under the Contract for the said additional period, unless and until Trustee agrees to pay Contracting Party for that portion of the work, labor and supplies rendered during the said period.

          3.   CERTIFICATE OF DEFAULT STATUS.  Upon the written request of the
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Trustee at any time and from time to time, the Contracting Party shall furnish to the Trustee, within five (5) days of receipt of such request, a certificate stating whether, as of such request receipt date, the Company is in default on the Contract, and if so, the nature of the default and the steps necessary to cure the same. Such certificate shall not constitute a written notice of default pursuant to Paragraph 2 hereof, unless clearly marked as such.
                    -----------

          4.   THE COMPANY'S DEFAULT UNDER OBLIGATIONS.  If the Trustee gives
               ---------------------------------------
written notice to the Contracting Party that the Company has defaulted under the Obligations and requests that the Contracting Party continue its performance under the Contract, the Contracting Party shall thereafter perform for the Trustee under the Contract in accordance with its terms, so long as the Contracting Party shall be paid pursuant to the Contract for all work, labor and supplies or rights rendered, granted or supplied thereunder, including payment of any sums due to the Contracting Party for work performed or rights or supplies supplied up to and including the date of the Company's default.

          5.   PERFORMANCE FOR THE TRUSTEE.  If the Trustee (a) cures any
               ---------------------------
default by the Company pursuant to Paragraph 2 above, (b) gives written notice to the Contracting Party that the Company has defaulted under the Collateral Documents pursuant to Paragraph 4 above, (c) becomes the owner of Isle-Black Hawk, (d) undertakes to complete the construction of Isle-Black Hawk pursuant to its rights under the Collateral Documents, or (e) following an Event of Default under the Indenture, otherwise requires the performance of the Contracting Party's obligations under the Contract, then in any such event, so long as the Contracting Party has received and continues to receive the compensation required under the Contract related thereto, the Trustee shall have the right to obtain performance from the Contracting Party of all of its obligations under the Contract, without the payment of any additional fees or charges to the Contracting Party. Notwithstanding the foregoing or anything else in this consent, the parties acknowledges and agree that the provisions in this Consent are subject to
Section 10 of the Contract.

          6.   AMENDMENTS.  The Contracting Party agrees that it will not
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modify, amend, supplement, except pursuant to the terms of the Contract, of the
Contracting Party's obligations under the Contract, unless such change is commercially reasonable to the Company and is expressly permitted by the Indenture. The Contracting Party will not perform any work pursuant to any such amendment, unless the same is issued and executed in accordance with the terms and conditions of the Contract.

          7.   MATERIAL COMMUNICATIONS.  The Contracting Party agrees that
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during the term of the Contract, it shall promptly furnish to the Trustee copies of all material agreements, permits, correspondence, records, proceedings, notices, and all other material communications and documents relating to the Contract at any time in the possession of the Contracting Party or otherwise furnished to the Company.

          8.   REPRESENTATIONS AND WARRANTIES.  The Contracting Party represents
               ------------------------------
and warrants to the Trustee that (a) it is duly licensed to conduct its business in the jurisdiction contemplated by the Contract, and will at all times maintain its licenses in full force and effect throughout the term thereof, (b) the Contract has not been amended, modified or supplemented, (c) the Contract constitutes a valid and binding obligation of the Contracting Party and is enforceable in accordance with its terms, (d) there have been no prior assignments of the Contract, (e) it has all right, title and interest in and to the Marks and the right to license such Marks, and (f) all covenants, conditions and agreements of the Contracting Party contained in the Contract have been performed as required therein, except for those that are not due to be performed until after the date hereof.

          9.   APPLICATION OF FUNDS.  Nothing herein imposes or shall be
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construed to impose upon the Trustee any duty to direct the application of any proceeds of the Notes, and the Contracting Party acknowledges that the Trustee is not obligated to the Contracting Party or any of its subcontracting parties, materialmen, suppliers or laborers.

          10.  ACKNOWLEDGMENT.  The Contracting Party acknowledges that it is a
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condition precedent to the purchase of the Notes by the purchasers thereof that the Contracting Party shall have executed and delivered this consent.

          11.  GAMING LAWS AND REGULATIONS.  The Contracting Party acknowledges
               ---------------------------
that, to the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to Colorado Limited Gaming Act and the regulations promulgated pursuant to each such law, all as amended from time to time.

          12.  IRREVOCABILITY.  The provisions hereof shall be irrevocable and
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remain in full force and effect until the Company has fully paid and performed all of the Obligations.

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

          13.  NOTICES.  Except for notices sent pursuant to Paragraph 2 above,
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any notices to the Trustee hereunder shall be sent to its address set forth above, by U.S. Mail, postage prepaid.

          14.  GOVERNING LAW.  This Consent shall be governed by the laws of the
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State of New York.

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

           IN WITNESS WHEREOF, The Contracting Party has executed this Consent to Assignment of License Agreement as of the date first above written.

                                  CONTRACTING PARTY:
                                  -----------------

                                  CASINO AMERICA, INC., a Delaware corporation


                                  By: /s/Allan B. Solomon
                                     ------------------------------------
                                  Name: Allan B. Solomon
                                       ----------------------------------
                                  Title: Secretary
                                        ---------------------------------

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES



     On August 19, 1997, before me, Yvonne M. Gutierrez, Notary Public, personally appeared Allan B. Solomon, [_] personally known to me OR [X] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                             /s/ Yvonne M. Gutierrez
                                             ---------------------------------
                                             Signature of Notary

[NOTARY PUBLIC SEAL APPEARS HERE]